Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

June 9, 2017

Contact:

Scott Hamilton

Public & Investor Relations

(303) 214 - 5563

scott.hamilton@hartehanks.com

Harte Hanks Reports Fourth Quarter and Full Year 2016 Results

SAN ANTONIO, Texas — Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and defining interaction-led marketing, today announced financial results for its fourth quarter and year ended December 31, 2016.

Commenting on performance, President and Chief Executive Officer Karen Puckett said, “While we still have more work to do, in the fourth quarter we achieved our lowest rate of revenue decline in 2016. We will maintain our intense focus on retaining our current clients while expanding our client base, however, our efforts continue to face headwinds coming from our large big-box retail clients.”

Ms. Puckett continued, “We completed several strategic moves in 2016 to focus the business on customer engagement solutions and streamline operations.  On the mergers and acquisitions front, the acquisition of Aleutian Consulting enhanced our service offerings, and with the sale of Trillium Software we exited a non-core business and reduced financial leverage.  In operations, we realigned the core business into service offerings and practice areas, strengthened our leadership team, and implemented significant 2016 cost cutting initiatives.”

“Going forward, we are executing our partnership strategy and launching our new industry-leading data and analytics platform that is receiving good marks from clients.  In the first half of 2017, we have also implemented a $10 million annualized cost reduction plan further simplifying operations.”

Fourth Quarter Results

Fourth quarter 2016 revenues were $110.1 million, compared to $116.9 million during the same quarter last year, representing a 5.8% decline from the same period last year.  Fourth quarter 2016 operating loss was $35.0 million, compared to operating income of $3.6 million in the year-ago quarter.

For the fourth quarter, adjusted operating income (excluding goodwill impairment of $38.7 million, litigation costs, severance and other compensation expenses, and non-recurring database development charges) was $5.8 million, compared to $3.8 million for the same quarter last year.  Net loss from continuing operations for the fourth quarter of 2016 was $72.9 million, or a loss of $1.18 per share.  Including discontinued operations, fourth quarter net loss from operations was $118.0 million, or a loss of $1.92 per share.

Chief Financial Officer, Robert Munden said, “Our cost control efforts helped us to increase our adjusted operating income, year-over-year, and the sale of Trillium enabled us to exit the year debt free.  We believe the continuing benefits of these efforts, combined with the cost cutting initiatives we announced in April 2017 and our new $20 million credit facility, provide Harte Hanks the financial flexibility to execute its plans.”

The following table presents financial highlights of the company’s continuing operations for the fourth quarter of 2016 and 2015, respectively. More detailed financial results are attached.

With the sale of Trillium complete, all the company’s revenues and operating income relates to the previously reported customer interaction segment. The company will now report as a single segment. Our results for the fourth quarters and full-years of 2015 and 2016 do not include the Trillium Software business that was sold in December 2016.

RESULTS FROM CONTINUING OPERATIONS

	Three Months Ended December 31,
(In thousands, except per share amounts)	2016	2015	% Change
Revenues	$110,107	$116,892	(5.8)
Operating income (loss)	(35,000)	3,590	N/M
Adjusted operating income (loss) (1)	5,779	3,785	52.7
Net income (loss)	(72,891)	(1,115)	N/M
Earnings (loss) per share	(1.18)	(0.02)	N/M
Shares outstanding (weighted average common and common equivalent shares outstanding)	61,613	61,257	0.6

(1)  See table for reconciliation of GAAP results to adjusted results; N/M — Not meaningful

Full-Year Results

Full year 2016, revenues were $404.4 million, compared to $444.2 million during the same quarter last year, representing a 9.0% revenue decline from 2015.

Full year 2016, operating loss was $55.8 million, compared to a $203.3 million loss in 2015, and the adjusted operating loss (excluding acquisition charges, goodwill impairment, litigation costs, severance and other special compensation expenses, and non-recurring database development charges) was $4.9 million, compared to adjusted operating income of $12.0 million in 2015.

Full year net loss from continuing operations for 2016 was $89.8 million, or a loss of $1.46 per common share, compared to a loss of $181.1 million or loss of $2.94 per share, for 2015.  Including discontinued operations, full year net loss from continuing operations for 2016 was $130.9 million, or a loss of $2.13 per share, compared to a loss of $170.9 million or loss of $2.77 per share, for 2015.

The following table presents financial highlights of the company’s continuing operations for the full-years 2016 and 2015, respectively. More detailed financial results are attached.

RESULTS FROM CONTINUING OPERATIONS

	Twelve Months Ended December 31,
(In thousands, except per share amounts)	2016	2015	% Change
Revenues	$404,412	$444,166	(9.0)
Operating income (loss)	(55,780)	(203,269)	N/M
Adjusted operating income (loss) (1)	(4,861)	11,952	N/M
Net income (loss)	(89,778)	(181,066)	N/M
Earnings (loss) per share	(1.46)	(2.94)	N/M
Shares outstanding (weighted average common and common equivalent shares outstanding)	61,487	61,643	(0.3)

(1)  See table for reconciliation of GAAP results to adjusted results; N/M — Not meaningful

The company will host a conference call to discuss the earnings release today at 11:00 a.m. Eastern Time. To access an audio webcast, please use the link available in the Investors section of the Harte Hanks website.

The conference call number is (877) 548-7915 for domestic callers and +1 (719) 325-2199 for international callers, conference ID 3893561.

An audio replay will be available shortly after the call through Tuesday June 13, 2017 at (844) 512-2921, or +1 (412) 317-6671, conference ID 3893561. The replay also will be available for one year in the Investors section of the Harte Hanks website.

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways.  Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center.

From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks 5,000+ employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, email us at pr@hartehanks.com.  Follow us on LinkedIn, Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending  on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and  preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and  consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; and (m) our ability to complete anticipated divestitures and reorganizations; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015.

The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company uses certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) adjusted revenues, defined as revenues less divestitures and the impact of year over year foreign currency fluctuations, and (2) adjusted operating income, defined as operating income plus goodwill impairment, acquisition charges, severance and other compensation, non-recurring database charges and litigation charges.  The company believes that adjusted revenues and adjusted operating income, which it uses on an overall Company basis for continuing operations,  are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Adjusted revenues and adjusted operating income, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  Quantitative reconciliations of adjusted revenues to GAAP operating revenues and adjusted operating income to GAAP operating income are found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Harte Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In thousands, except per share data	2016	2015	2016	2015
Operating revenues	$110,107	$116,892	$404,412	$444,166
Operating expenses
Labor	61,303	61,563	247,241	238,620
Production and distribution	32,545	37,024	117,126	141,920
Advertising, selling, general and administrative	9,642	11,708	44,804	44,579
Impairment of goodwill	38,669	—	38,669	209,938
Depreciation, software and intangible asset amortization	2,948	3,007	12,352	12,378
Total operating expenses	145,107	113,302	460,192	647,435
Operating income (loss)	(35,000)	3,590	(55,780)	(203,269)
Other expenses (income)
Interest expense, net	1,055	1,654	3,454	5,016
Loss on sale	—	—	—	9,501
Other, net	10,428	2,549	9,914	640
Total other expenses	11,483	4,203	13,368	15,157
Income (loss) from continuing operations before income taxes	(46,483)	(613)	(69,148)	(218,426)
Income tax expense (benefit)	26,408	502	20,630	(37,360)
Income (loss) from continuing operations	(72,891)	(1,115)	(89,778)	(181,066)

Income (loss) from discontinued operations, net of income taxes	(45,139)	3,659	(41,159)	10,138

Net income (loss)	$(118,030)	$2,544	$(130,937)	$(170,928)

Basic earnings (loss) per common share
Continuing operations	$(1.18)	$(0.02)	$(1.46)	$(2.94)
Discontinued operations	(0.74)	0.06	(0.67)	0.17
Basic loss per common share	$(1.92)	$0.04	$(2.13)	$(2.77)

Weighted-average common shares outstanding	61,613	61,257	61,487	61,643

Diluted earnings (loss) per common share
Continuing operations	$(1.18)	$(0.01)	$(1.46)	$(2.94)
Discontinued operations	(0.74)	0.05	(0.67)	0.17
Diluted loss per common share	$(1.92)	$0.04	$(2.13)	$(2.77)

Weighted-average common and common equivalent shares outstanding	61,613	61,257	61,487	61,643

Balance Sheet Data (Unaudited)	December 31,	December 31,
In thousands	2016	2015

Cash and cash equivalents	$46,005	$16,564
Total debt	$—	$77,105

Harte Hanks, Inc.

Revenue Mix (Unaudited)

Vertical Markets - Percent of Revenue

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Auto and Consumer Brands	17.1%	16.1%	17.8%	16.0%
Financial and Insurance Services	14.4%	13.4%	14.9%	14.4%
Healthcare and Pharmaceuticals	6.5%	10.1%	7.0%	10.0%
Technology	24.0%	21.9%	24.1%	22.9%
Retail	29.6%	29.9%	26.9%	27.3%
Other Select Markets	8.4%	8.6%	9.3%	9.4%
	100.0%	100.0%	100.0%	100.0%

Harte Hanks, Inc.

Reconciliation of Non-GAAP to GAAP Financial Measures

Reconciliation of Revenue and Operating Income (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
In thousands	2016	2015	% Change	2016	2015	% Change

Continuing Operations
Operating Revenue from Continuing Operations
Customer Interaction
As reported	110,107	116,892	-5.8%	404,412	444,166	-9.0%
Less: Divestitures	—	—		—	(4,611)
Foreign currency impact	1,286	—		2,759	—
Adjusted revenue	$111,393	$116,892	-4.7%	$407,171	$439,555	-7.4%

Operating Income
Total Operating Income (Loss) from Continuing Operations
As reported	(35,000)	3,590	-1074.9%	(55,780)	(203,269)	72.6%
Less: Divestitures	—	143		—	674
Acquisition charges	—	—		78	652
Severance and other compensation	947	52		5,207	3,462
Impairment of goodwill	38,669	—		38,669	209,938
Litigation costs	379	—		2,713	495
Database charges	784	—		4,252	—
Adjusted operating income	$5,779	$3,785	52.7%	$(4,861)	$11,952	-140.7%